EXHIBIT 10.54

[ * ] = Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

SUPPLEMENTAL AGREEMENT

This Supplemental Agreement is between Symyx Technologies Inc., having a principal place of business at 3100 Central Expressway, Santa Clara, CA, (hereinafter “Symyx”) and The Dow Chemical Company having a principal place of business at 2030 Building, Midland, MI 48674 (hereinafter “TDCC”).

Background

Since 1999, TDCC and Symyx have engaged in various cooperative research activities under, initially the Collaborative Research and License Agreement, having an Effective Date of January 1, 1999, and its amendments (CRLA), and later under the Alliance, Technology Transfer, Research and License Agreement, having an Effective Date of January 1, 2005 and its amendments (ATTRLA).

TDCC and Symyx desire to encourage use by TDCC and/or its Affiliates of technology developed under the CRLA and ATTRLA. [ * ]

Therefore, the parties desire to set out a new royalty framework and terms to supersede certain terms set out in the CRLA and ATTRLA.

In addition, the parties desire to set out new commitments and options regarding future purchases by TDCC of tools or research services from Symyx.

Therefore, the parties agree as follows:

Article 1. Scope of This Supplemental Agreement

1.01	This Agreement shall replace the following provisions of the ATTRLA and CRLA addressed to royalty payments which would have been due under those agreements and related matters: [ * ] of the ATTRLA and [ * ] of the CRLA. Where other sections in these agreements refer to these deleted sections the reference shall be deemed to be to the corresponding Section of this Supplemental Agreement.

1.02	This Agreement additionally includes future commitments for purchases of Symyx’s Discovery Tools Systems and/or research services by TDCC and/or its Affiliates. This Agreement also contains a new structure for directed research services to be performed by Symyx at the request of TDCC.

1.03	Except as provided herein, the terms and conditions of the CRLA and ATTRLA shall continue in full force and effect. This Supplemental Agreement shall be considered as an amendment to each of those Agreements.

Article 2. Definitions

Capitalized terms used herein but not defined herein shall be as defined in the ATTRLA.

2.01	“Affiliate” shall have the meaning as set out in the ATTRLA when it is used in this Agreement in regard to rights or obligations related to Products arising from technology licensed to TDCC under the ATTRLA or as set out in the CRLA when it is used in this Agreement in regard to rights or obligations related to Products arising from technology licensed to TDCC under the CRLA. Otherwise, Affiliate shall have the meaning given it in the ATTRLA if the right or obligation addressed in this Agreement arises in the ATTRLA, and Affiliate shall have the meaning given it in the CRLA if the right or obligation addressed in this Agreement arises in the CRLA.

2.02	“Agreement Compound” means compounds which meet the definition of Agreement Compound under the definition found in either the ATTRLA or the CRLA.

2.03	[ * ].

[ * ].

2.04	[ * ].

2.05	[ * ].

2.06	“Effective Date of this Supplemental Agreement” means October 1, 2007, with the proviso that with regard to [ * ] this Supplemental Agreement shall become effective [ * ].

2.07	[ * ].

2.08	[ * ].

2.09	[ * ].

[ * ].

2.10	[ * ].

2.11	[ * ].

2.12	[ * ].

2.13	[ * ].

2.14	[ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

2.15	[ * ].

2.16	[ * ].

2.17	[ * ].

2.18	“Product” has the meaning as set forth in the ATTRLA and/or CRLA.

2.19	“Product Family” means the various grades and generations of a Product that are based on common manufacturing methods and common raw materials /or components. Examples of Products within a Product Family include but are not limited to:

a)	[ * ].

b)	[ * ].

c)	[ * ].

2.20	[ * ].

2.21	[ * ].

2.22	“Royalty Term” has the meaning as set forth in Article 4.

2.23	[ * ].

Article 3. Royalty Determination

3.01	General Principles

(a)	Except as agreed herein by the Parties to the contrary, TDCC shall pay to Symyx (a) a royalty on sales of Products by TDCC and its Affiliates and, depending upon the election made by TDCC pursuant to Section 3.05(e), for sales made by TDCC Joint Ventures, and (b) a share of payments from Sublicensees for manufacture of Products as set forth herein.

(b)	Royalties will be determined by[ * ]

(c)	[ * ].

(d)	[ * ].

(e)	[ * ].

(i)	[ * ]

3.02	[ * ] Products. New and Existing.

(a)	[ * ].

(b)	[ * ].

(c)	[ * ].

(d)	[ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

(e)	[ * ].

[ * ]

3.03	[ * ] Product from New [ * ] Product. [ * ].

3.04	Other Product.

(a)	[ * ].

(b)	[ * ].

3.05	Sublicensing income.

(a)	[ * ].

(b)	[ * ].

(c)	[ * ].

(d)	[ * ].

(e)	[ * ].

(f)	[ * ].

(g)	[ * ].

(h)	[ * ].

(i)	[ * ].

Article 4. Royalty Term

4.01	Royalties on each Product Family shall be due for a period of [ * ] years from the Commercialization Point for such Product Family. Notwithstanding the preceding, all royalty obligations of TDCC and/or its Affiliates for Products shall cease [ * ] years from the Effective Date of this Supplemental Agreement. Provisions in the CRLA, the ATTLRA and this Agreement related to royalties shall survive termination of those agreements as required for purposes of this Agreement.

Article 5. Minimum Royalties

5.01	TDCC and Symyx agree that minimum royalties are due according to the following schedule:

	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
Minimum Royalty [ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

The minimum royalty shall be fully creditable against actual accrued royalties calculated pursuant to Article 3 without restriction of year in which actual royalties accrued.

[ * ].

Article 6. Payments, Reporting and Records

6.01	TDCC shall notify Symyx promptly in writing after the Commercialization Point for any given Product Family for which royalties are calculable has been reached. TDCC shall make an annual written report to Symyx within [ * ] after the end of each calendar year in which commercial sales of Products on which royalties are payable occur. The report shall include a calculation of the royalties due, including the following for each Product Family for which royalties are due, with the information stated separately for TDCC and for each Affiliate:

(a)	identity of Product Family and value of Royalty Tracking Metric for Product in Product Family sold ;

(b)	PVF and Multiplier Factor for the Product Family and calculated royalty due;

(c)	Any withholding taxes held out pursuant to Section 6.05;

(d)	Any credit for previously paid minimum royalties that are in excess of actual royalties payable to date;

(e)	Any royalty due on sublicensing income pursuant to section 3.05;

(f)	If payments for the year are less than the minimum royalty set out in Article 5 for that year, a statement of the amount of minimum royalty for the year available as a credit against future actual royalties; and

(g)	Actual payment being made pursuant to the process in Section 6.02.

In addition, upon request, TDCC shall make [ * ].

6.02	TDCC shall make the minimum annual royalty payments identified in Section 5.01 in four equal installments, on a quarterly basis, within forty-five (45) days after the end of each quarter. In addition, in accordance with the terms of Section 5.01, the payment attributable to the fourth quarter of each year shall include the excess of the royalties determined in accordance with Article 3 (on an inception-to-date basis) over the minimum royalties paid in accordance with Article 4 (on an inception-to-date basis), if any. Royalty payments shall be wired by TDCC to the following address :

[ * ]

[ * ]

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Symyx may change the destination at will by providing written notice to TDCC. Delinquent payments will bear interest at the lesser of: [ * ].

6.03	TDCC and its Affiliates shall keep complete, true and accurate books of account and records at a principal place of business for the purpose of determining the royalty amounts (and revenues from sublicensing income) which are payable by the party under this Agreement. Such books and records shall be kept for three years following the end of the calendar year to which they pertain. Such records will be made available not more than once each calendar year at reasonable times and on reasonable notice to a public accounting firm selected by Symyx and to which TDCC has no reasonable objection. Symyx shall bear the cost of such inspection unless the inspection determines there was a shortfall in payment in excess of the greater of [ * ] of amount stated for the period covered by the inspection in which case reasonable costs of such inspection will be paid by TDCC. In addition, in the event such shortfall is determined, TDCC will pay the amount of the shortfall [ * ]. The public accounting firm employees shall sign a reasonable confidentiality agreement as a condition precedent to their inspection and shall report to the party initiating the audit only that information which would be contained in a royalty report prepared in accordance with Section 6.01.

6.04	[ * ]

6.05	Taxes. All royalty amounts and other payments required to be paid hereunder may be paid with deduction for withholding for or on account of any taxes (other than taxes imposed on or measured by net income) or similar governmental charge imposed by applicable law (“Withholding Taxes”). Any Withholding Taxes will be paid to the proper tax authorities and receipts for such payment or other proof of payment will be made available by the paying party to the other party. The parties will exercise diligent efforts to ensure that any withholding taxes imposed are reduced as far as possible under provisions of any applicable treaties. TDCC may at its option have the relevant Dow Affiliate directly make reports or payments to Symyx.

6.06	Royalties earned in local currency may be subject to foreign exchange regulations then prevailing. Royalty payments to Symyx shall be made in United States dollars to the extent that free conversion to United States dollars is permitted. Any such conversion to U.S. dollars from the currency in the country where such Net Royalty Income was earned shall be made using the exchange rate for conversion of the foreign currency into U.S. Dollars employed by TDCC in the normal course of its business for other commercial transactions on the last business day of the calendar year quarter to which such payment pertains. If, due to restrictions or prohibitions imposed by national or international authority, payments cannot be made as aforesaid, the parties shall consult with a view to finding a prompt and acceptable solution. If such royalties due Symyx in any country cannot be remitted to Symyx within six (6) months after the end of the calendar year quarter during which they are earned, then TDCC or its Affiliate shall upon request of Symyx deposit the full amount of such unpaid royalties in a bank account in such country in the name of Symyx, provided that if, due to restrictions or prohibitions imposed by national or international authority, TDCC has not received payment for the Products generating the royalty payment obligation, the parties shall consult with a view to finding a timely and acceptable solution.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article 7. Future Research and Purchases

7.01	In addition to commitments set out in the ATTRLA relating to future purchases of Discovery Tools Systems or services provided under the Research Program, TDCC hereby commits to additional purchases of Discovery Tools Systems and/or research services from Symyx under Sections 7.01 and 7.02 of this Agreement according to the following Table:

	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]
Purchases of Discovery Tools Systems or research services ($MM)	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]	[ * ]

TDCC may select at its sole discretion any combination of purchases of such tools or services. The provisions of Sections [ * ]. In addition, to make effective the aforementioned sections of the ATTRLA, the Program Term shall be extended or renewed as necessary when such additional research services are requested. [ * ]. The commitments herein could be accelerated for earlier purchases. For example, [ * ]. These purchases will be handled by separate agreements reciting the specifics for the transaction.

7.02	Beginning [ * ], TDCC may elect to have Symyx perform directed research services. The parties shall negotiate the terms of such arrangements, including but not limited to the field in which TDCC would be free to use the results [ * ], with the understanding that Symyx retain ownership of results related to Combinatorial Chemistry and associated software, workflow and tools as consistent with the principles set out in the ATTRLA. Symyx will respond to directed research proposals with pricing options which are expected in most instances to be between [ * ] depending on the project being considered.

Article 8. Disagreements

8.01	The parties shall negotiate in good faith to resolve issues arising under the terms of this Agreement. If the parties are unable to resolve the issues themselves, the party raising the issue may submit the matter to, binding arbitration as set out in Section 16.18 of the ATTRLA except that the arbitration shall be conducted by one neutral arbitrator with expertise in the chemical industry which both TDCC and Symyx approve and the arbitration should be determined using the principles set out herein.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

Article 9. Miscellaneous

9.01	This Supplemental Agreement amends the ATTRLA and CRLA as stated herein. The other terms and conditions of the ATTRLA and CRLA not explicitly replaced herein shall remain in full force and effect, including confidentiality obligations, provisions regarding term and termination, and the like.

Accepted By:

THE DOW CHEMICAL COMPANY		SYMYX TECHNOLOGIES INC.

By:	/s/ Andrew N. Liveris	By:	/s/ Rex S. Jackson
Name:	Andrew N. Liveris	Name:	Rex S. Jackson
Title:	Chairman & CEO	Title:	EVP & CFO
Date:	11/20/2007	Date:	11/29/07

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.